Exhibit 10.3
UNCONDITIONAL GUARANTY AGREEMENT
     This Guaranty Agreement (this “Guaranty”) is made as of the 20th day of November, 2006, by Schonfeld Group Holdings LLC, a Delaware limited liability company (“Guarantor”), in favor of each of SAI Holdings, Inc., a Texas corporation (“SAI”), and Penson Financial Services, Inc., a North Carolina corporation (“PFSI” and together with SAI, the “Companies”).
RECITALS:
     (1) Schonfeld Securities, LLC, a New York limited liability company (“SSLLC”), an affiliate of Guarantor, is entering into concurrently herewith, that certain Asset Purchase Agreement, by and between SSLLC and SAI dated as of even date herewith (as modified, supplemented, or amended from time to time, the “Asset Purchase Agreement”).
     (2) Schonfeld Tools, LLC, a Delaware limited liability company (“Tools”), an affiliate of Guarantor, is entering into concurrently herewith, that certain Services Agreement, by and between Tools and PFSI, dated as of even date herewith (as modified, supplemented or amended from time to time, the “Services Agreement”).
     (3) Schon-EX, LLC, a New York limited liability company (“Schon-EX”), an affiliate of Guarantor, is entering into concurrently herewith, that certain Execution Services Agreement, by and between Schon-EX and PFSI, dated as of even date herewith (as modified, supplemented or amended from time to time, the “Execution Agreement”).
     (4) Those Introducing Brokers listed on Annex A to the Asset Purchase Agreement are entering into concurrently herewith separate Clearing Agreements, by and between each such Introducing Broker and PFSI, each dated as of even date herewith (each as modified, supplemented or amended, a “Clearing Agreement” and collectively, the “Clearing Agreements”).
     (5) Guarantor, as an affiliate and/or equity holder of each of SSLLC, Tools, Schon-EX and certain of the Introducing Broker, will receive a substantial benefit from the execution of the Services Agreement, the Execution Agreement and the Clearing Agreements and the closing of the transactions contemplated by the Asset Purchase Agreement.
     (6) Unless the context indicates otherwise, any capitalized term used and not defined in this Guaranty has the meaning given to such term in the Asset Purchase Agreement.
     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to PFSI to enter into the Services Agreement, the Execution Agreement and each of the Clearing Agreements and to SAI to enter into and to close the transactions contemplated by the Asset Purchase Agreement, Guarantor hereby absolutely, unconditionally and irrevocably guarantees: (i) to PFSI, the full and complete payment and performance of the obligations of each of Tools and Schon-EX under the Services Agreement and the Execution Agreement, and the full and complete performance by the Introducing Brokers of the obligations of the Introducing Brokers set forth in Sections 1(e), 11(b), 17 and 20(d) of the Clearing Agreements; and (ii) to SAI, the full and complete payment and performance of the obligations of SSLLC under the Asset Purchase Agreement (all of such agreements collectively referred to herein as the “Transaction Documents”), however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions and renewals of each of them as described below in this Guaranty, and specifically excluding, for purposes of clarification, any trading losses incurred by the Introducing Brokers under the Clearing Agreements (collectively called the “Guaranteed Obligations”), upon the following terms and conditions:
AGREEMENT:
     1. Guaranty of Payment and Performance. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Companies the full, complete and timely payment and/or performance, as the case may be, of all of the Guaranteed Obligations. This Guaranty is a continuing and unconditional guaranty of payment and/or performance, as the case may be, and not of collection. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of the Guaranteed Obligations is rescinded, avoided or for any other reason invalidates any previous satisfaction of such obligations of SSLLC, Tools, the Introducing Brokers or Schon-EX and such payment or performance shall remain unsatisfied as though such obligation had never been satisfied. Except to the extent the provisions of this Guaranty give the Companies additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to the Companies by Guarantor.
     2. Primary Liability of Guarantor.
     (a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and/or performance, as the case may be. Guarantor shall be liable for the payment and/or performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time.
     (b) In the event of a default by any or all of SSLLC, Tools, the Introducing Brokers and/or Schon-EX in payment or performance of the Guaranteed Obligations, or any part thereof, when such payment or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by the Companies of this Guaranty, and without any notice having been given to Guarantor previous to such demand, all such notices being hereby waived by Guarantor, perform or observe the agreement, covenant, term or condition, as the case may be, and it shall not be necessary for the Companies, or either of them, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against SSLLC, Tools, the Introducing Brokers and/or Schon-EX or others liable for such payment or performance, or to enforce any rights against any security that shall ever have been given to secure such payment or performance, or to join SSLLC, Tools, the Introducing Brokers and/or Schon-EX or any others liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations.
     3. Waiver and Acknowledgments. Guarantor hereby waives and releases the following rights, demands and defenses Guarantor may have with respect to the Companies, or either of them, and collection and/or performance, as the case may be, of the Guaranteed Obligations: (i) promptness and diligence in collection/enforcement of any of the Guaranteed Obligations from any of SSLLC, Tools, the Introducing Brokers and/or Schon-EX or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations, (ii) any law or statute that requires that the Companies may make demand upon, assert claims against, or collect from SSLLC, Tools, the Introducing Brokers and/or Schon-EX or any other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations, (iii) any law or statute that requires that SSLLC, Tools, the Introducing Brokers and/or Schon-EX or any other person be joined in, notified of or made part of any action against Guarantor, (iv) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, or any new transactions or other relationships between SSLLC, Tools, the Introducing Brokers and/or Schon-EX, the Companies and/or any guarantor and of changes in the financial condition of, ownership of, or business structure of SSLLC, Tools, the Introducing Brokers and/or Schon-EX or any other guarantor, (v) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever to which Guarantor may be entitled, (vi) the right to assert against the Companies any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against SSLLC, Tools, the Introducing Brokers and/or Schon-EX or any other party liable to the Companies, (vii) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of the Transaction Documents, or any of them, or of any other guaranties held by the Companies, (viii) any right to which Guarantor is or may become entitled to be subrogated to the Companies’ rights against SSLLC, Tools, the Introducing Brokers and/or Schon-EX or any other person or to seek contribution, reimbursement, indemnification, payment or the like, of participations in any claim, right or remedy of the Companies against SSLLC, Tools, the Introducing Brokers and/or Schon-EX or any other person or any security which the Companies’ or their respective affiliates now have or hereafter acquire, until such time as the Guaranteed Obligations have been fully and finally satisfied beyond the expiration of any applicable preference period, and (ix) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity. Guarantor acknowledges and represents that Guarantor has relied upon Guarantor’s own due diligence in making an independent appraisal of SSLLC, Tools, the Introducing Brokers and/or Schon-EX and their respective businesses and affairs and financial condition; Guarantor will not continue to be responsible for making an independent appraisal of such matters; and Guarantor has not relied upon the Companies for any information regarding SSLLC, Tools, the Introducing Brokers and/or Schon-EX or any other person.

     4. Financial Condition of Guarantor. Guarantor hereby represents, warrants and covenants to the Companies that on the date hereof and until the full and final payment and performance of all of the Guaranteed Obligations: (a) the fair saleable value of Guarantor’s assets exceeds its liabilities, Guarantor is meeting its current liabilities as they mature, and Guarantor is and shall remain solvent, (b) all financial statements of Guarantor previously provided to the Companies are true and correct and accurately reflect the financial condition of Guarantor as of the date each such statement purports to reflect, (c) since the date of such financial statements, there has not occurred any material adverse change in the financial condition of Guarantor, (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or, to Guarantor’s knowledge, threatened against Guarantor, and Guarantor is not in default or claimed default under any material agreement, (e) Guarantor shall deliver to the Companies such information in Guarantor’s possession as the Companies may reasonably request from time to time regarding Guarantor’s financial condition and such information shall be true and correct, (f) Guarantor shall undertake no action prior to the full and final payment and performance of all of the Guaranteed Obligations that could reasonably be expected to materially and adversely affect its ability to satisfy any of its obligations hereunder, and (g) Guarantor shall cause SSLLC, Tools, the Introducing Brokers and/or Schon-EX to perform and make payment of any of the Guaranteed Obligations, each as they shall come due.
     5. Intentionally Omitted.
     6. Successors and Assigns. This Guaranty is for the benefit of the Companies and their respective successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice will not affect the obligations of Guarantor hereunder.
     7. Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor’s successors and permitted assigns.
     8. Governing Law; Forum. THE PROVISIONS OF SECTION 11.04 OF THE ASSET PURCHASE AGREEMENT SHALL APPLY TO THIS AGREEMENT.
     9. Term of Guaranty. This Guaranty shall continue in effect until all the Guaranteed Obligations are fully and finally paid, performed, and discharged, except that, and notwithstanding any return of this Guaranty to Guarantor, this Guaranty shall continue in effect with respect to any of the Guaranteed Obligations that survive a partial discharge of the Guaranteed Obligations.
     10. Further Assurances. Guarantor will promptly execute and deliver to the Companies upon the Companies’ request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty as the Companies may reasonably request from time to time. Any expenses incurred by Guarantor pursuant to this Section 10 shall be allocated evenly among the Guarantor and the Companies.
     11. No Fiduciary Relationship. The relationship between the Companies and Guarantor, under this Guaranty, is solely that of a guarantor and a beneficiary of a guaranty. The Companies have no fiduciary or other special relationship with or duty to Guarantor under this Guaranty, and none is created hereby.
     12. Amendment. This Guaranty may be amended only by a writing signed by Guarantor and by each of PFSI and SAI.
     13. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.
     14. Entire Agreement. This Guaranty, the Services Agreement, the Execution Agreement, the Clearing Agreements, the Asset Purchase Agreement and the agreements, annexes and schedules referenced therein or attached thereto embody the entire agreement between the Companies and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to the Companies.
     IN WITNESS WHEREOF, Guarantor has duly executed this Unconditional Guaranty Agreement as of the date first written above.

GUARANTOR: SCHONFELD GROUP HOLDINGS LLC
By:	/s/ Steven B. Schonfeld
Steven B. Schonfeld
Chief Executive Officer

5